Acquisition of Quellos Fund of Funds Business June 26, 2007 Exhibit 99.2

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In addition to factors previously disclosed in BlackRock's SEC reports and those identified elsewhere in this
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statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3)
the relative and absolute investment performance of BlackRock's investment products, including its separately managed accounts and the former MLIM business; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13)
fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by
BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock's ability to successfully integrate the MLIM business with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; (17) BlackRock's success in maintaining the distribution of its products and (18) the ability of BlackRock to consummate the transaction with Quellos and realize the benefits of such transaction.
BlackRock's Annual Reports on Form 10-K and BlackRock's subsequent filings with the SEC, accessible on the SEC's website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

Transaction Summary
$750 million (75% Cash; 25% Stock) Upfront Payment
October 1, 2007 Anticipated Closing
Customary closing conditions Closing Conditions
Up to $375 million (75% cash; 25% stock) based on retention of
Quellos’s annualized run rate (4/1/07) management fees through 18 month anniversary of closing
Up to $595 million (100% cash) to be interpolated based on
achievement of a 15% - 25% CAGR in management fee revenue
Contingent Payments:
First
Second
Up to $1.7 billion in a combination of cash and restricted shares of BLK common stock
Consideration
Asset purchase Structure

World’s Largest Hedge FoF Managers
Firm 2006 AUM % of Total
1 UBS 43.4 6.6%
2 Union Bancaire Privée 34.6 5.3%
3 Permal Asset Mgmt 28.6 4.4%
4 GAM Multi-Manager 27.7 4.2%
5 HSBC Alternative Invstmt 27.6 4.2%
6 RMF 22.1 3.4%
7 Lyxor Asset Mgmt 20.3 3.1%
8 Credit Suisse 20.0 3.0%
Pro-Forma (BLK & Quellos) 19.9 3.0%
9 Credit Agricole Asset Mgmt 19.9 3.0%
10 Grosvenor Capital Mgmt 18.9 2.9%
11 Goldman Sachs Asset Mgmt 18.1 2.8%
12 Quellos Capital Mgmt 17.4 2.7%
13 Man Global Strategies 17.0 2.6%
14 Ivy Asset Mgmt 16.9 2.6%
15 Notz, Stucki & Cie 15.6 2.4%
16 Blackstone Alt Asset Mgmt 15.3 2.3%
17 Pacific Alt Asset Mgmt Co. 13.9 2.1%
18 Mesirow Advanced Strategies 12.2 1.9%
19 Arden Asset Mgmt 12.2 1.9%
20 Financial Risk Mgmt 12.1 1.8%
Source: InvestHedge Hedge Fund of Funds rankings; Total fund of funds market
AUM from HFR industry report 2007
Overview of Quellos Fund of Funds Business
Established in 1994
12th largest fund of hedge funds
manager in the world as of 12/31/06
Approx. 290 employees in Seattle, New
York, Durham (NC), London and Hong
Kong
2006 management fees of $131 million
2006 performance fees of $170 million
Pro-forma EBITDA margin of approx.
50%

Strategic Rationale
Adds attractive absolute return products and enhances ability to deliver innovative solutions to clients
• Achieves scale in a business with a 37% CAGR since 2000
• Institutional demand for alternative investments strategies accelerating
• Opportunity to leverage BLK’s global capabilities and Quellos’s fund of funds research, risk management, technology and operating platform
• Combined technology expertise
Strong business and cultural fit
• The strength and fit of the people and the platform
• The institutional quality of the product and process
• Superior investment performance
Relatively minimal integration burden
• An important consideration given existing demands on the organization

The Combined Fund of Funds Platform
BlackRock Alternative Advisors
• First quarter 2007 pro forma combined AUM of $25.4 billion
• Brings together complementary products managed by proven investment management professionals
• Bryan White, Quellos CIO, to serve as global head of the business
• Broader platform preserves benefit of specialist teams, while providing leverage through deeper resources and Quellos’s customized operating capabilities
• Shared commitment to:
• Risk management and disciplined investment processes
• Solutions-oriented approach to working with clients
• Culture of innovation and excellence
• Broader ability to use fund of funds as an integral component of newer strategies, including LDI and portable alpha

Acquisition Economics
No assumed synergies
Optimization of BLK capital structure with initial cash payment financed with term debt and cash based contingent payments
financed from operating cash flow
Minimal finite lived (subject to amortization) intangibles
4% - 6% GAAP and cash accretion in 2008 based on current IBES mean of $8.50*
Estimated IRR of 25% - 30%
Estimated one-time charges of $15 - $25 million for technology, marketing and branding and infrastructure integration
*IBES mean of $8.50 used for illustrative purposes as BlackRock does not provide earnings guidance